Release Date:
October 26, 2005

For Further Information:
Edwin R. Maus, President/CEO
412-487-7404 ext. 303
email – ermaus@laurelsb.com
or
John A. Howard, Jr., Sr. Vice-President/CFO
412-487-7404 ext. 311
email – jhoward@laurelsb.com

LAUREL CAPITAL GROUP ANNOUNCES
EARNINGS FOR THE FIRST QUARTER OF FISCAL 2006

ALLISON PARK, PA – October 26, 2005 – Laurel Capital Group, Inc. (NASDAQ: LARL) today reported net income for the quarter ended September 30, 2005 of $490,000 or $.25 per diluted share compared to net income of $488,000 or $.25 per diluted share for the quarter ended September 30, 2004. The slight increase in income for the quarter reflects the combined effects of a $49,000 increase in net interest income after provision for possible loan losses partially offset by a $35,000 increase in operating expenses, a $26,000 decrease in other operating income, and a $14,000 decrease in the provision for income taxes.

At September 30, 2005, Laurel Capital Group, Inc. had total assets of $309.0 million, loans receivable, net, of $213.0 million and total deposits of $254.9 million. The $3.3 million increase in loans receivable during the first quarter of fiscal 2006 was primarily due to an increase in the single-family residential loan portfolio. Additionally, stockholders’ equity amounted to $27.9 million or $14.05 per share at September 30, 2005 compared to $27.5 million or $14.26 per share at September 30, 2004 and $27.8 million or $14.31 per share at June 30, 2005. The decrease in

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stockholders’ equity per share was primarily the result of an increase in the total number of shares outstanding reflecting the exercise of stock options.

Non-performing assets, which consist of loans delinquent 90 days and over and other real estate owned, decreased $1.2 million to $800,000 or .25% of total assets at September 30, 2005 compared to $2.0 million or .66% of total assets at September 30, 2004 and $1.0 million or .33% of total assets at June 30, 2005.

Laurel Capital Group, Inc., headquartered in Allison Park, PA, is the holding company for Laurel Savings Bank. Laurel Savings Bank is a 118-year-old, Pennsylvania-chartered, FDIC-insured savings bank with eight full-service offices located in Allegheny and Butler counties offering a wide variety of financial services and products to customers throughout the Pittsburgh metropolitan area.

The Company’s filings with the Securities and Exchange Commission are available electronically on the Internet and can be found at www.sec.gov/edgar/searchedgar/webusers.htm.

This news release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors. Such factors include, but are not limited to, changes in interest rates which could affect the net interest margin and net interest income, the possibility that increased demand or prices for the Company’s financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission.

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LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
September 30, 2005

		Fiscal 2006		Fiscal 2005				Fiscal 2004
		At or For the Three						At or For The Three Months
	(Dollars in thousands, except per share data)	Months Ended:			At or For the Three Months Ended:			Ended:

	(Unaudited)	September 30,	June 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
		2005	2004	2005	2005	2004	2004	2004	2004

	Earnings
	Interest Income	$3,565	$13,066	$3,489	$3,525	$3,424	$3,324	$3,115	$3,316
	Interest Expense	1,711	6,130	1,637	1,578	1,563	1,516	1,427	1,471

	Net Interest Income Before Provision for
	Loan Losses	1,854	6,936	1,852	1,947	1,861	1,808	1,688	1,845
	Provision for Loan Losses	—	12	—	3	3	3	3	3

	Net Interest Income after Provision for
	Loan Losses	1,854	6,924	1,852	1,944	1,858	1,805	1,685	1,842
	Net Gain on Sale of Investment and Mortgage-
	Backed Securities	—	35	15	—	—	—	—	22
	Gain on Sale of Loans Held for Sale	6	14	2	1	—	6	7	—
	Other Income (Excluding Gains on Sale)	337	1,460	343	352	359	363	363	339
	Operating Expenses	1,507	6,150	1,560	1,533	1,549	1,472	1,480	1,577

(more)	Income before Income Taxes	690	2,283	652	764	668	702	575	626
	Provision for Income Taxes	200	596	74	242	207	214	144	193

	Net Income	$490	$1,687	$578	$522	$461	$488	$431	$433

	Profitability Ratios (annualized where applicable)
	Return on Average Assets	0.63%	0.55%	0.75%	0.68%	0.60%	0.64%	0.57%	0.57%
	Return on Average Stockholders' Equity	7.05%	6.19%	8.40%	7.58%	6.68%	7.14%	6.34%	6.32%
	Yield on Interest-Earning Assets	4.82%	4.51%	4.75%	4.81%	4.71%	4.58%	4.37%	4.65%
	Cost of Interest-Bearing Liabilities	2.63%	2.36%	2.54%	2.46%	2.41%	2.34%	2.28%	2.32%
	Average Interest Rate Spread	2.19%	2.15%	2.21%	2.35%	2.30%	2.24%	2.09%	2.33%
	Net Interest Margin	2.55%	2.39%	2.52%	2.65%	2.56%	2.49%	2.36%	2.59%
	Operating Expenses to Average Assets	1.95%	2.01%	2.02%	1.98%	2.02%	1.93%	1.96%	2.09%
	Efficiency Ratio (1)	68.69%	73.53%	71.90%	67.24%	69.77%	67.80%	72.94%	72.59%
	Per Common Share Data
	Shares Outstanding (at period end)	1,984,628	1,928,604	1,943,000	1,940,021	1,940,021	1,928,604	1,928,604	1,925,228
	Average Shares Outstanding-Basic	1,963,743	1,897,091	1,942,255	1,940,021	1,936,811	1,928,604	1,922,740	1,904,878
	Average Shares Outstanding-Diluted	1,996,242	1,985,116	1,989,273	1,998,902	2,000,559	1,988,809	1,985,426	1,992,913
	Earnings Per Share –Basic	$0.25	$0.89	$0.30	$0.27	$0.24	$0.25	$0.22	$0.23
	Earnings Per Share –Diluted	$0.25	$0.85	$0.29	$0.26	$0.23	$0.25	$0.22	$0.22
	Cash Dividends Paid	$0.20	$0.80	$0.20	$0.20	$0.20	$0.20	$0.20	$0.20
	Book Value (period end)	$14.05	$14.06	$14.31	$14.07	$14.28	$14.26	$14.06	$14.29
	Tangible Book Value (period end)	$12.41	$12.16	$12.60	$12.31	$12.48	$12.41	$12.16	$12.28
	Market Value of Outstanding Shares	$23.00	$21.15	$20.56	$21.88	$21.54	$22.65	$21.15	$23.74
	(period end closing price)
(1) Equals total operating expenses (excluding net income or loss on other real estate owned) divided by total operating income (excluding gains on sale of assets available for sale). Gains and losses on the sales of loans and securities available for sale are excluded since they are generally considered by the Company’s management to be non-recurring in nature. Similarly, net income or loss on other real estate owned is excluded since it is also generally considered by the Company’s management to be non-recurring in nature. The efficiency ratio is not a financial measurement required by Generally Accepted Accounting Principles (GAAP) used in the United States of America. However, the Company believes such information is useful to investors in evaluating the Company’s

	operations.
	As a result of rounding, the sum of quarterly amounts may not equal the year-to-date amounts.

LAUREL CAPITAL GROUP, INC.
Selected Consolidated Financial Data
September 30, 2005

(Dollars in thousands)	Fiscal 2006	Fiscal 2005				Fiscal 2004
(Unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	December 31,
	2005	2005	2005	2004	2004	2004	2004	2003
Balance Sheet Data (As Of)
Total Assets	$309,034	$309,801	$307,742	$308,499	$306,633	$299,375	$301,251	$302,725
Mortgage Loans	175,097	172,854	165,008	159,464	147,361	133,920	127,900	118,205
Commercial and Other Loans	690	665	731	1,174	1,095	1,475	2,269	2,254
Consumer Loans	37,265	36,230	36,748	37,289	37,643	37,896	38,247	39,551

Total Loans Receivable, Net	213,052	209,749	202,487	197,927	186,099	173,291	168,416	160,010
Cash and Investment Securities	66,832	69,428	72,697	76,032	84,305	87,554	99,038	113,575
Mortgage-Backed Securities	11,684	13,002	15,002	17,068	19,231	21,024	15,452	10,640
Savings Deposits	254,893	254,891	253,282	254,652	251,553	246,179	247,677	248,803
FHLB Advances	21,600	21,602	21,604	21,605	21,607	21,609	21,610	21,612
Stockholders' Equity	27,873	27,804	27,293	27,702	27,505	27,125	27,519	27,145
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Asset Quality (As Of Or For The FYTD Period (2))
Non-Performing Loans	$752	$970	$833	$1,205	$1,985	$2,156	$1,741	$1,595
Non-Performing Assets	787	1,007	961	1,555	2,025	2,156	1,753	1,608
Allowance for Loan Losses	1,999	1,989	1,998	1,988	1,992	2,032	2,017	1,984
Net Loan Charge-Offs (Recoveries)	(10)	52	43	50	43	(14)	(5)	28
Non-Performing Loans to Total Loans, Net	0.35%	0.46%	0.41%	0.61%	1.07%	1.24%	1.03%	1.00%
Non-Performing Assets to Total Assets	0.25%	0.33%	0.31%	0.50%	0.66%	0.72%	0.58%	0.53%
Allowance for Loan Losses/
Total Loans	0.94%	0.95%	0.99%	1.00%	1.07%	1.17%	1.20%	1.24%
Allowance for Loan Losses/
Non-Performing Loans	265.82%	205.05%	239.86%	164.98%	100.35%	94.25%	115.85%	124.39%
Net Loan Charge-Offs (Recoveries)/Avg
Loans	(0.0047)%	0.0263%	0.0222%	0.0264%	0.0233%	(0.0084)%	(0.0030)%	0.0170%
Ratios (As Of Or For The FYTD Period
(2))

Dividend Payout Ratio	81.50%	77.59%	81.40%	83.33%	80.00%	94.13%	95.24%	95.24%
Average Equity to Average Assets	8.98%	8.96%	8.97%	8.99%	8.96%	8.89%	8.87%	8.77%
Core Capital - Tier I (3)	7.80%	7.91%	7.64%	7.71%	7.70%	7.76%	7.70%	7.63%
Risk-Based Capital -Tier I (3)	14.93%	15.33%	14.83%	14.98%	15.21%	15.65%	15.30%	15.39%
Risk-Based Capital -Tier II (3)	16.17%	16.59%	16.08%	16.24%	16.46%	16.90%	16.60%	16.69%
Leverage Multiple (4)	11.09x	11.14x	11.28x	11.14x	11.15x	11.04x	10.95x	11.15x
Other Data (As Of)
Stockholders of Record	368	372	374	376	381	383	387	393
Number of Full-Service Banking Offices	8	8	8	8	8	8	8	8
(2) Fiscal Year To Date
(3) Ratios for Laurel Savings Bank.
(4) Total assets divided by stockholders'
equity.